UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 15, 2005

Xenonics Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50775	84-1433854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2236 Rutherford Road, Ste 123, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 438-4004

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 15, 2005, the Employment Agreement dated January 1, 2003 of Alan P. Magerman was amended to provide that he will continue to serve as the Chairman of the Board of Directors of Xenonics Holdings, Inc. and our subsidiary, Xenonics, Inc., but that he will no longer serve as Chief Executive Officer of either company. A copy of the amendment to Mr. Magerman’s Employment Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On April 15, 2005, the Board of Directors granted to Alan Magerman an option to purchase 200,000 shares of our common stock and granted to Jeffrey Kennedy, our Chief Operating Officer, an option to purchase 125,000 shares of our common stock. Each option has an exercise price of $3.80 per share, vests in three equal annual installments starting one year after the grant date, and has a term of five years. The option exercise price is equal to the closing price of our common stock on April 15, 2005 on the American Stock Exchange.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 15, 2005, Vice Admiral Richard J. Naughton, USN (Ret), a member of the Board of Directors of Xenonics Holdings, Inc., was appointed as our Chief Executive Officer. Admiral. Naughton succeeds Alan Magerman, who remains Chairman of the Board and will serve as Chairman of the newly created Executive Committee, which consists of Messrs. Magerman and Naughton and Chief Operating Officer Jeffrey Kennedy.

Admiral Naughton, age 58, became a director of Xenonics Holdings, Inc. in May 2004. He spent 35 years in the United States Navy, with over 15 years in senior and command positions. Until his appointment as Chief Executive Officer of Xenonics Holdings, Inc., Admiral Naughton served as a consultant to the defense and transportation industry and as Executive Vice President of APARIQ Inc, an engineering services company based in Maryland. Admiral Naughton also is a member of the advisory board of Broadware Technologies, Inc. (a platform provider for networked audio and video information). Admiral Naughton received his B.S. from the U.S. Naval Academy in 1968, his masters degree in Aeronautical Engineering from the Naval Postgraduate School in 1973 and his Aeronautical Engineer Degree from the Naval Postgraduate School in 1974. In 1993, he graduated from the Industrial College of the Armed Forces.

Admiral Naughton will receive an annual base salary of $200,000 and an annual bonus in the discretion of the Compensation Committee. On April 15, 2005, Admiral Naughton received an option to purchase 250,000 shares of Xenonics Holdings, Inc. common stock at an exercise price of $3.80 per share. One-third of the option vested on the grant date and the remaining two-thirds of the option vests in two equal annual installments starting one year after the grant date. The option has a term of five years.

On April 15, 2005, Michael Magerman resigned as a director of Xenonics Holdings, Inc., and the Board of Directors appointed Robert E. Petersen to the Board of Directors. Mr. Petersen will also serve as Chairman of our Audit Committee. Mr. Petersen will receive an annual director’s fee of $5,000, and he will receive $1,000 for each Board meeting attended in person and $500 for each Board meeting attended telephonically. For his services as Chairman of the Audit Committee, Mr. Petersen will receive an annual fee of $10,000 plus $500 for each committee meeting attended in person or telephonically. On April 15, 2005, Mr. Petersen received an option to purchase 15,000 shares of our common stock at an exercise price of $3.80 per share. The option is fully vested and is exercisable over a term of five years.

Mr. Petersen, age 58, is President of Asset Management Group, which provides CFO-oriented financial consulting to developers and contractors. Mr. Petersen also serves as Chief Financial Officer and Senior Vice President of Collins Development Company and La Jolla Development Company, which are real estate management companies. Mr. Petersen is a certified public accountant and received an M.B.A. and an M.S. in Taxation from San Diego State University.

Copies of two press releases issued by Xenonics Holdings, Inc. regarding the preceding matters are furnished as exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 – Amendment dated April 15, 2005 to Employment Agreement between Alan Magerman and Xenonics, Inc.
Exhibit 99.2 - Xenonics Holdings, Inc. Press Release dated April 18, 2005
Exhibit 99.3 - Xenonics Holdings, Inc. Press Release dated April 20, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.

April 21, 2005	By:	Richard J. Naughton

Name: Richard J. Naughton
Title: Chief Executive Office

Xenonics Holdings, Inc.

April 21, 2005	By:	Donna G. Lee

Name: Donna G. Lee
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Amendment dated April 15, 2005 to Employment Agreement between Alan Magerman and Xenonics, Inc.
99.2	Xenonics Holdings, Inc. Press Release dated April 18, 2005
99.3	Xenonics Holdings, Inc. Press Release dated April 20, 2005